Exhibit 99.3

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
Pro Forma Condensed Consolidated Financial Statements
(Unaudited)
On August 21 2015, Kratos Defense & Security Solutions, Inc. (“Kratos” or the “Company”) completed the sale of the U.S. and U.K. operations of the Company's Electronics Products Division (the "Transaction"). The Company sold all of the issued and outstanding capital stock of its wholly-owned subsidiary Herley Industries, Inc. (“Herley”) and certain of Herley’s subsidiaries, including Herley-CTI, Inc., EW Simulation Technology, Ltd. and Stapor Research, Inc. (collectively, the “Herley Entities”), for $260.0 million in cash plus up to $5.0 million for taxes incurred as part of the Transaction, less a $2.0 million escrow to satisfy any purchase price adjustments and subject to certain working capital adjustments currently estimated as a net reduction of approximately $7.6 million. The Company expects to pay $13.0 million in transaction-related costs and expects to pay approximately $10.0 million in federal and state income taxes on the sale, resulting in estimated net cash proceeds to the Company of $232.4 million.
The unaudited pro forma condensed consolidated statement of operations of Kratos presented on the following pages was derived from the Company’s historical consolidated financial statements and is being presented to give effect to the Transaction. The unaudited pro forma condensed consolidated statement of operations does not purport to be indicative of the results that would have been obtained if the sale had been completed as of the dates indicated in the notes to the pro forma condensed consolidated financial statements.
The pro forma adjustments are based on the best information available and assumptions that management believes are directly attributable to the transaction and are factually supportable. The unaudited pro forma condensed consolidated statement of operations should be read in conjunction with the historical financial information and related notes contained in the Company’s 2014 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on March 13, 2015.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year ended December 28, 2014
(in millions, except per share amounts)
(Unaudited)

	Historical	Pro Forma Adjustments			Pro Forma
		(a)
Service revenues	$390.8	$—	$—		$390.8
Product sales	477.2	(108.9)	4.0	(d)	372.3
Total revenues	868.0	(108.9)	4.0		763.1
Cost of service revenues	304.6	—	—		304.6
Cost of product sales	345.2	(70.1)	4.0	(d)	279.1
Total costs	649.8	(70.1)	4.0		583.7
Gross profit	218.2	(38.8)	—		179.4
Selling, general and administrative expenses	173.4	(19.6)	(0.2)	(e)	153.6
Merger and acquisition related items	0.2	—	—		0.2
Research and development expenses	23.0	(4.4)	—		18.6
Unused office space and other restructuring	1.7	—	—		1.7
Operating income (loss) from continuing operations	19.9	(14.8)	0.2		5.3
Other income (expense):
Interest expense, net	(54.3)	—	15.0	(b)	(39.3)
Loss on extinguishment of debt	(39.1)	—	—		(39.1)
Other income, net	0.6	0.6	—		1.2
Total other expense, net	(92.8)	0.6	15.0		(77.2)
Income (loss) from continuing operations before income taxes	(72.9)	(14.2)	15.2		(71.9)
Provision for income taxes from continuing operations	5.1	—	1.2	(c)	3.9
Loss from continuing operations	$(78.0)	$(14.2)	$16.4		$(75.8)

Basic and diluted loss per common share	$(1.35)				$(1.32)
Basic and diluted weighted average common shares outstanding	57.6				57.6

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year ended December 29, 2013
(in millions, except per share amounts)
(Unaudited)

	Historical	Pro Forma Adjustments			Pro Forma
		(a)
Service revenues	$443.6	$—	$—		$443.6
Product sales	507.0	(110.9)	4.3	(d)	400.4
Total revenues	950.6	(110.9)	4.3		844.0
Cost of service revenues	335.2	—	—		335.2
Cost of product sales	375.4	(75.4)	4.3	(d)	304.3
Total costs	710.6	(75.4)	4.3		639.5
Gross profit	240.0	(35.5)	—		204.5
Selling, general and administrative expenses	193.0	(20.1)	(0.2)	(e)	172.7
Merger and acquisition related items	(3.8)	—	—		(3.8)
Research and development expenses	21.4	(1.7)	—		19.7
Unused office space and other restructuring	(2.4)	—	—		(2.4)
Operating income (loss) from continuing operations	31.8	(13.7)	0.2		18.3
Other income (expense):
Interest expense, net	(63.7)		17.5	(b)	(46.2)
Other income (expense), net	—	(0.4)	—		(0.4)
Total other expense, net	(63.7)	(0.4)	17.5		(46.6)
Income (loss) from continuing operations before income taxes	(31.9)	(14.1)	17.7		(28.3)
Provision for income taxes from continuing operations	—	—	(1.1)	(c)	1.1
Loss from continuing operations	$(31.9)	$(14.1)	$16.6		$(29.4)

Basic and diluted loss per common share	$(0.56)				$(0.52)
Basic and diluted weighted average common shares outstanding:	56.8				56.8

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year ended December 30, 2012
(in millions, except per share amounts)
(Unaudited)

	Historical	Pro Forma Adjustments			Pro Forma
		(a)
Service revenues	$450.0	$—	$—		$450.0
Product sales	519.2	(122.2)	2.6	(d)	399.6
Total revenues	969.2	(122.2)	2.6		849.6
Cost of service revenues	350.8	—	—		350.8
Cost of product sales	361.2	(77.6)	2.6	(d)	286.2
Total costs	712.0	(77.6)	2.6		637.0
Gross profit	257.2	(44.6)	—		212.6
Selling, general and administrative expenses	193.1	(22.8)	(0.1)	(e)	170.2
Merger and acquisition related items	(2.7)	—	—		(2.7)
Research and development expenses	17.8	(1.5)	—		16.3
Impairment of goodwill and intangible assets	96.6	—	—		96.6
Unused office space and other restructuring	2.1	—	—		2.1
Operating income (loss) from continuing operations	(49.7)	(20.3)	0.1		(69.9)
Other income (expense):
Interest expense, net	(66.1)	—	17.5	(b)	(48.6)
Other income, net	1.3	(0.4)	—		0.9
Total other expense, net	(64.8)	(0.4)	17.5		(47.7)
Income (loss) from continuing operations before income taxes	(114.5)	(20.7)	17.6		(117.6)
Benefit for income taxes from continuing operations	(1.6)	—	0.7	(c)	(2.3)
Loss from continuing operations	$(112.9)	$(20.7)	$18.3		$(115.3)

Basic and diluted loss per common share	$(2.41)				$(2.46)
Basic and diluted weighted average common shares outstanding:	46.9				46.9

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Description of the Transaction and Basis of Presentation The unaudited pro forma condensed consolidated statements of operations are based upon the historical consolidated financial statements of Kratos Defense & Security Solutions, Inc. (“Kratos” or the “Company”), which were included in its Annual Report on Form 10-K for the fiscal year ended December 28, 2014, filed with the U.S. Securities and Exchange Commission on March 13, 2015. Pursuant to SEC rules and regulations, the unaudited pro forma condensed consolidated statements of operations include only the portion of the historical statements of operations and comprehensive income through income (loss) from continuing operations and exclude discontinued operations. The unaudited pro forma condensed consolidated statement of operations for each respective fiscal period reflects the completion of the sale of all of the issued and outstanding capital stock of its wholly-owned subsidiary Herley Industries, Inc. as if it had occurred on the first day of the respective fiscal year.

Pro Forma Adjustments

(a) Deconsolidation of the Herley Entities for the fiscal years ended December 28, 2014, December 29, 2013 and December 30, 2012, respectively, to reflect as discontinued operations.

(b) Interest expense has been allocated to discontinued operations as a result of the expected minimum mandatory redemption of $175.0 million of the Company's 7% Senior Secured Notes with similar interest allocation related to pro forma redemption of the Company’s previously outstanding 10% Senior Secured Notes and the estimated pay down of $41.0 million of outstanding borrowings on the Company's Credit Agreement that will be repaid with the net proceeds upon the completion of the sale of the Herley Entities in accordance with the terms and conditions under the respective Indenture Agreements and Credit Agreement, and as required under the accounting literature.

(c) Income tax expense or benefit for continuing and discontinued operations for the fiscal years ended December 28, 2014, December 29, 2013 and December 30, 2012 was computed under the “with and without” approach.  Under the “with and without” approach the income tax expense or benefit for continuing operations was determined by excluding the tax effects of pre-tax items recorded in discontinued operations.  For the fiscal year ended December 30,  2012, an exception to the “with-and-without” approach applied and the income tax benefit for continuing operations was increased by the income tax expense recorded in discontinued operations.

(d) Adjustment to product sales and cost of product sales reflects sales activity between the Company and the Herley Entities that was previously eliminated upon consolidation but as a result of the disposition has been reflected as product sales and cost of product sales to outside customers.

(e) Stock compensation expense for employees of the Herley Entities has been allocated to discontinued operations.

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